FOR IMMEDIATE RELEASE
---------------------

CONTACT

LEONARD OSSER, CEO
MILESTONE SCIENTIFIC INC
(973) 535-2717; (973) 535-2829 (FAX)
WEB SITE: www.milesci.com

                       MILESTONE SCIENTIFIC INC. ANNOUNCES
                 $850,000 PRIVATE PLACEMENT OF COMMON STOCK WITH
                             INSTITUTIONAL INVESTORS

         COMPANY EXPECTS TO COMPLY WITH AMERICAN STOCK EXCHANGE LISTING
                          REQUIREMENTS AT JUNE 30, 2005

LIVINGSTON, NEW JERSEY (JUNE 28, 2005) -- MILESTONE SCIENTIFIC INC. (AMEX: MS),
which develops, manufactures and markets computer controlled local anesthetic delivery systems for medical and dental applications, today announced the entry into an $850,000 private placement offering with two accredited institutional investors. The offering consists of 34,000 Units, each comprised of 10 shares of
Common Stock and two Warrants. Each Warrant entitles the holder to purchase a share of Common Stock at $4.89 per share through the close of business on
February 16, 2009. The Units were priced at 100% of the average closing price of
10 shares of Common Stock during the 10 trading days immediately preceding the execution of subscription agreements. A portion of the funds have already been received and the balance is expected in the next few days. Both institutions are current holders of Milestone's securities. Dynamic Decisions S.R.L. acted as investment adviser to Milestone in this transaction.

"We are gratified that two of our existing institutional shareholders will be increasing their equity investment in the Company through further purchases of
Common Stock," stated Leonard Osser, Chairman and Chief Executive Officer of
Milestone Scientific Inc. "This additional capital further assures our expected compliance at June 30, 2005 with the $6 million minimum net equity requirement for continued listing on the American Stock Exchange."

ABOUT MILESTONE SCIENTIFIC, INC.

MILESTONE SCIENTIFIC is the developer, manufacturer and marketer of CompuMed(R)
and CompuDent(R) computer controlled local anesthetic delivery systems for medical and dental applications. These systems are comprised of a microprocessor controlled drive unit and single patient use disposable handpieces. The Company recently announced its entry into the tooth whitening market through a third party mass-marketing organization. The consumer product is being marketed under the distributor's trademark Ionic White(TM). Milestone has also developed and patented its CompuFlo(TM) technology, which advances the delivery and removal of a wide array of fluids from the human body by providing real time displays of pressures, fluid densities and flow rates. In 2002, Milestone Scientific received United States patent protection on a safety engineered sharps technology that allows for fully automated true single-handed activation with needle anti-deflection and force-reduction capability. In 2003, Milestone received FDA Clearance to market SafetyWand(R), which incorporates engineered sharps injury protection features to aid in the prevention of accidental needlesticks.

The Company is headquartered in Livingston, New Jersey, and its common stock trades on the American Stock Exchange under the symbol "MS". For additional information, please visit the Company's website at www.milesci.com.

This press release contains forward-looking statements regarding the timing and financial impact of the Milestone's ability to implement its business plan, expected revenues and future success. These statements involve a number of risks and uncertainties and are based on assumptions involving judgments with respect to future economic, competitive and market conditions and future business decisions, all of which are difficult or impossible to predict accurately and many of which are beyond Milestone's control. Some of the important factors that could cause actual results to differ materially from those indicated by the forward-looking statements are general economic conditions, failure to achieve expected revenue growth, changes in our operating expenses, adverse patent rulings, FDA or legal developments, competitive pressures, changes in customer and market requirements and standards, and the risk factors detailed from time to time in Milestone's periodic filings with the Securities and Exchange
Commission, including without limitation, Milestone's Annual Report on Form
10-KSB for the year ended December 31, 2003. The forward looking-statements in this press release are based upon management's reasonable belief as of the date hereof. Milestone undertakes no obligation to revise or update publicly any forward-looking statements for any reason.